Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-238617-02 on Form S-3 of our report dated March 1, 2022, relating to the combined financial statements of Indiana Gas Company, Inc. and Vectren Energy Delivery of Ohio, Inc., appearing in this Current Report on Form 8-K dated June 7, 2022.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

June 7, 2022